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                                                                    Exhibit 3.25

                            Articles of Incorporation

                                       OF

                              EVERGREEN AIR, INC.

     The undersigned natural person(s) of the age of twenty-one years or more, acting as incorporators under the Oregon Business Corporation Act, adopt the following Articles of Incorporation:

ARTICLE I The name of this corporation is EVERGREEN AIR INC.

and its duration shall be perpetual

ARTICLE II The purpose or purposes for which the corporation is organized are:

     To engage in the transportation of persons and property by air and to engage in any lawful activity for which corporations may be organized under ORS, Chapter 57.

ARTICLE III The aggregate number of shares which the corporation shall have authority to issue is

     100 shares no par value common stock.

ARTICLE IV  The address of the initial registered office of the corporation is

900 S. W. Fifth Avenue,   Portland, Oregon     97204
 (Street and Number)     (City and State)   (Zip Code)

and the name of its initial registered agent at such address is Gerald A. Froebe

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ARTICLL V The number of directors constituting the initial board of directors of the corporation is two, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

     Name                         Address
     ----                         -------
                   (Street and Number)    (City and State)   (Zip)

Delford M. Smith         McMinnville Airport
                         McMinnville, Oregon 97128
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Phoebe A. Hocken         McMinnville Airport
                         McMinnville, Oregon 97128
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ARTICLE VI The name and address of each incorporator is:

     Name                         Address
     ----                         -------
                   (Street and Number)    (City and State)   (Zip)

Gerald A. Froebe         900 S. W. Fifth Avenue
                         Portland, Oregon 97204
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     We, the undersigned incorporators, declare under penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief, it is true correct and complete.


                         /s/ Gerald A. Froebe
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                             Gerald A. Froebe
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Dated April 10, 1974